UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2009
SYMMETRY MEDICAL INC.
(Exact name of Registrant as specified in its charter)

Delaware	333-116038	35-1996126
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3724 N State Road 15, Warsaw, Indiana 46582
(Address of Principal executive offices, including Zip Code)

(574) 268-2252
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 23, 2009 the Company announced that Messrs.  John S. Krelle, Thomas E. Chorman and Robert G. Deuster were elected to serve as Class I Directors at the Company’s Annual Meeting of Shareholders held June 22, 2009.  A copy of that press release is attached as an exhibit to this filing.  Their terms will expire in 2012.

At a meeting of the Board of Directors immediately following the Annual Meeting of Shareholders Mr. Craig B. Reynolds was appointed to the position of Chairman of the Board of Directors.  At that meeting Mr. Krelle was reappointed to serve as Chairman of the Compensation and Organizational Committee.  Mr. Deuster was appointed to serve on the Compensation and Organizational Committee and the Governance and Nominating Committee.  Mr. Chorman was appointed to the Audit Committee.

Item 9.01.      FINANCIAL STATEMENT AND EXHIBITS

(d)               Exhibits

99.1             Press Release issued by Symmetry Medical Inc. dated June 23, 2009.
________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symmetry Medical Inc.

/s/ Fred L. Hite
Date: June 25, 2009	Name: Fred L. Hite
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Symmetry Medical Inc. dated June 23, 2009.